Exhibit 99.1

TURTLE BEACH COMPLETES TRANSITION
FROM NASDAQ CONTROLLED COMPANY STATUS

Majority of Board of Directors Now Independent
Following Departure of Stripes Group Managing Partner

San Diego, CA - November 9, 2018 - Turtle Beach Corporation (Nasdaq: HEAR), the leading gaming headset and audio accessory brand, today announced that Ken Fox, Managing Partner of Stripes Group, the New York-based private equity firm, is stepping down from its board of directors, effective November 15, 2018.

After Mr. Fox’s departure, three of the Company’s five person board of directors will be independent members. Since Turtle Beach ceased to be a “controlled company1” following the April 2018 transaction wherein the Company facilitated the retirement of its Series B preferred stock, Turtle Beach has completed its transition to a majority independent board of directors within the time period required by Nasdaq listing rules.

Ron Doornink, chairman of Turtle Beach’s board of directors, said, “Ken Fox has been a director of Turtle Beach since Stripes Group acquired a majority position in 2010. For nearly eight years, he and his firm have consistently supported Turtle Beach. The Company and the board thank Mr. Fox for his valuable contributions.”

Mr. Fox commented, “The operational success that Turtle Beach has achieved, the improvements in its capital structure, and its stellar prospects make this an appropriate time for me to take a more passive role. The remaining board consists of directors with a wide range of expertise in video gaming, finance, and technology, and its management team has clearly demonstrated an ability to grow sales and market share, manage costs, and successfully drive the long term strategy of the company. I believe that Turtle Beach will continue to enjoy a dominant position in a growing industry, and that its best days lie ahead.”

Upon Mr. Fox’s departure, Turtle Beach’s board of directors will include three independent directors: Greg Ballard (video game industry veteran); William Keitel (former CFO of QUALCOMM); and Andrew Wolfe (former chief technology officer of SONICblue). In addition, the board of directors includes Juergen Stark, Turtle Beach’s CEO, and Ron Doornink, an operating partner of Stripes Group and former CEO of Activision Publishing, a leading video game publisher.

About Turtle Beach Corporation
Turtle Beach (www.turtlebeach.com) is a leading gaming accessory brand, offering a wide selection of cutting-edge, award-winning gaming headsets. Whether you’re a professional esports athlete, hardcore gamer, casual player, or just starting out, Turtle Beach has the gaming headset to help you truly master your skills. Innovative and advanced technology, amazing high-quality gaming audio, crystal-clear communication, lightweight and comfortable designs, and ease-of-use are just a few features that make Turtle Beach a fan-favorite brand for gamers the world over. Designed for Xbox, PlayStation®, and Nintendo consoles as well as for PC, Mac®, and mobile/tablet devices, owning a Turtle Beach gaming headset gives you the competitive advantage. Hear Everything. Defeat Everyone.™ The company's shares are traded on the NASDAQ Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. All statements in this release, except for historical information, constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “will”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to the Company’s liquidity, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, and other factors discussed in our public filings, including the risk factors included in  the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.

1A “controlled company” under the Nasdaq listing standards is a listed company more than 50 percent of the voting power of which is held by an individual, a group or another company (and which elects to be treated as a “controlled company”).

For Investor Information, Contact:	For Media Information, Contact:
Cody Slach	MacLean Marshall
Investor Relations	Sr. Director - Brand & PR/Communications
Liolios	Turtle Beach Corp.
949.574.3860	858.914.5093
HEAR@liolios.com	maclean.marshall@turtlebeach.com